UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 12, 2014

 Commission File Number 0-17071

FIRST MERCHANTS CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA	35-1544218
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

200 East Jackson Street
P.O. Box 792
Muncie, IN 47305-2814
(Address of principal executive offices, including zip code)

(765) 747-1500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    One Director of First Merchants Corporation (the “Company”), Jo Ann M. Gora, retired as of the 2014 annual meeting of the shareholders held on May 12, 2014.

Item 5.07.    Submission of Matters to a Vote of Security Holders. On May 12, 2014, the Company held its annual meeting of shareholders at the Horizon Convention Center, 401 South High Street, Muncie, Indiana.

Roderick English, Gary J. Lehman and Jean L. Wojtowicz were elected to the Board of Directors for three-year terms expiring at the 2017 annual meeting of shareholders. F. Howard Halderman was elected to the Board of Directors for a two-year term expiring at the 2016 annual meeting of shareholders The shareholders also adopted a non-binding resolution approving the compensation of the Company’s executive officers and ratified the Board of Directors’ appointment of BKD, LLP as the Company’s independent registered public accounting firm for 2014. The votes on these matters were as follows:

1. Election of Directors:

	FOR	WITHHELD	BROKER NON-VOTES
Roderick English	26,097,769	192,842	4,294,581
Gary J. Lehman	26,111,550	179,061	4,294,581
Jean L. Wojtowicz	26,047,593	243,018	4,294,581
F. Howard Halderman	26,077,399	213,212	4,294,581

2. Approval, on an advisory basis, of executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
25,464,522	730,864	95,225	4,294,581

3. Proposal to ratify BKD, LLP as independent auditor:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
30,303,156	259,431	22,605	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: May 15, 2014

FIRST MERCHANTS CORPORATION

By: /s/ Mark K. Hardwick
Mark K. Hardwick,
Executive Vice President and
Chief Financial Officer